EXHIBIT 32

MedImmune, Inc.

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

        Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of MedImmune, Inc., a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

        The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

        A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Attest:
/s/ David M. Mott
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David M. Mott
Vice Chairman and Chief Executive Officer

August 8, 2003

Attest:
/s/ Gregory S. Patrick
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Gregory S. Patrick
Senior Vice President and Chief Financial Officer

August 8, 2003

This certification is being furnished to the Securities and Exchange Commission as Exhibit 32 to the Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and in accordance with Item 601(b)(32)(ii) of Regulation S-K. This certification is not being “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and is not and should not be deemed to be incorporated by reference into the Form 10-Q or any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.